Exhibit 10.29

December 15, 2009

Mike Johnson
Wachovia Bank, N.A.
Commercial Lending Division, TN1008
230 Fourth Avenue North, Eighth Floor
Nashville, Tennessee 37219

Dear Mike:

Reference is made to that certain Credit Agreement dated as of April 13, 2007 (the “Credit Agreement”) by and between Astec Industries, Inc. (“Astec”) and Wachovia Bank, National Association (the “Bank”).  Terms used herein and not defined herein have their respective defined meanings as set forth in the Credit Agreement.

Pursuant to the definition of “Line of Credit Loan Maturity Date” contained in the Credit Agreement.  Astec hereby elects to extend the Line of Credit Loan Maturity Date for a one-year period to May 15, 2012.

Astec hereby certifies to the Bank that, as of the date hereof, no Default or Event of Default or Material Adverse Change has occurred or is continuing.

I would ask that the Bank kindly acknowledge such extension by signing the counterpart of this letter at the space provided below.

On behalf of Astec, we appreciate a very professional and positive relationship that has developed between our two institutions.

Very truly yours,

ASTEC INDUSTRIES, INC.

/s/ F. McKamy Hall
By:           F. McKamy Hall
V.P., C.F.O. & Treasurer

Acknowledged and agreed:

WACHOVIA BANK, NATIONAL ASSOCIATION

By: /s/Mike Johnson
Title: Senior Vice President